Exhibit 10.1


               SETTLEMENT AGREEMENT BETWEEN CONGOLEUM CORPORATION
                         AND VARIOUS ASBESTOS CLAIMANTS


      This settlement agreement (the "Claimant Agreement") is entered into by, between and among Congoleum Corporation, its predecessors, successors, distributors and assigns (collectively, "Congoleum"), and the Participating Asbestos Claimants (as defined below), by and through representative plaintiffs' counsel, Perry Weitz, Esq. and Joseph F. Rice, Esq. ("Claimants' Counsel").

                                    RECITALS

            WHEREAS, numerous individuals have asserted asbestos-related bodily injury claims against Congoleum (each an "Asbestos Claimant" and collectively, the "Asbestos Claimants"), each alleging exposure to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum otherwise may have legal liability (the "Asbestos Claims"), and it is anticipated that additional asbestos-related bodily injury claims will continue to be asserted against Congoleum; and

            WHEREAS, Congoleum is unable to meet its liability with respect to the Asbestos Claims absent prompt payment from its insurers of their obligations under the Policies, (as defined in the Collateral Trust Agreement referenced to below); and

            WHEREAS, Congoleum believes that substantial insurance coverage is available under the Policies for asbestos-related bodily injury claims and Congoleum intends vigorously to pursue such insurance coverage; and

            WHEREAS, Congoleum, contemporaneously herewith, is executing an agreement, titled Collateral Trust Agreement, establishing a trust (the "Collateral Trust") for, among other lawful purposes not inconsistent with this Claimant Agreement, distributing certain proceeds of the Policies in accordance with the Collateral Trust Agreement and this Claimant Agreement; and

            WHEREAS, Congoleum, contemporaneously herewith, is executing an agreement titled Security Agreement ("Security Agreement"), granting to the Collateral Trust a present and continuing security interest in Congoleum's rights to receive payment under and in certain insurance proceeds relating to the Policies; and

            WHEREAS, Congoleum entered into settlement agreements prior to this Claimant Agreement to resolve certain Asbestos Claims, under which some or all of the consideration has yet to be paid (the "Pre-Existing Settlement Agreements"); and

            WHEREAS, Congoleum may enter into additional settlement agreements to resolve certain Asbestos Claims that are scheduled for trial prior to the commencement of an anticipated chapter 11 reorganization case for Congoleum in an aggregate amount not to exceed $15,000,000.00 (the "Trial-Listed Settlement Agreements"); and

            WHEREAS, Congoleum and Claimants' Counsel, on behalf of Participating Asbestos Claimants (as defined below), wish to resolve and settle, in the amounts set forth in the compensable disease matrix attached hereto as Appendix A ("Compensable Disease Matrix"), all of the Asbestos Claims asserted by Asbestos Claimants who qualify as Participating Asbestos Claimants (as defined below) and to secure, in part, payment of the amounts for which such Asbestos Claims are settled by the grant of a security interest in the Collateral (as defined in the Security Agreement); and

            WHEREAS, Congoleum wishes to settle the Asbestos Claims asserted by Asbestos Claimants in order to attain certainty as to its asbestos-related liability to Participating Asbestos Claimants so that it may concentrate its attention on the operation of its business; and


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

            WHEREAS, Congoleum anticipates that it will commence a reorganization case under chapter 11 of the U.S. Bankruptcy Code; and

            WHEREAS, Congoleum intends to incorporate the terms of this Claimant Agreement in a "pre-packaged" plan of reorganization that Congoleum shall seek to confirm in its anticipated chapter 11 case (assuming the requisite acceptances are obtained).

            NOW, THEREFORE, in consideration of the mutual covenants below contained and intending to be legally bound hereby, Congoleum and each of the Asbestos Claimants agree as follows:

                                    AGREEMENT

I.    ASBESTOS CLAIM SETTLEMENT AND QUALIFICATION

      A. Upon the terms and conditions herein, Congoleum and each Asbestos Claimant who submits the information and documentation satisfactory to the Claims Reviewer (as defined below) as required under Section I.B (such Asbestos Claimant, together with any successor or assign, a "Participating Asbestos Claimant"), hereby compromise and settle the Asbestos Claim of such Participating Asbestos Claimant. The amount for which an Asbestos Claim is liquidated, compromised and settled (the "Participating Asbestos Claimant's Settlement Amount") shall be the respective amount set forth in the Compensable Disease Matrix applicable to the particular Participating Asbestos Claimant's disease category.

      B. To qualify as a Participating Asbestos Claimant, each Asbestos Claimant, or his counsel, must

            1. On or before May 15, 2003, submit in an electronic form reasonably satisfactory to the Claims Reviewer the following documents and


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

      information in form and substance satisfactory to the Claims Reviewer: (1) the Asbestos Claimant's name and social security number; (2) the Asbestos Claimant's alleged disease or injury; (3) a statement that his or her Asbestos Claim was filed in a court of competent jurisdiction on or before the Effective Date (as defined below); and (4) a statement that the Asbestos Claimant is interested in participating in this Claimant Agreement; and

            2. On or before July 1, 2003, submit in writing the following documents and information in form and substance satisfactory to the Claims
      Reviewer: (1) evidence of bodily injury, sickness or disease consistent with the terms and meaning of the Compensable Disease Matrix however, if such Asbestos Claimant was qualified as a Participating Category D Claimant under the Settlement Agreement Between ACandS, Inc. and Various Asbestos Claimants, dated April 17, 2002 (the "ACandS Claimant Agreement"), a notice indicating that the claimant will rely upon the evidence submitted to the Claims Reviewer in connection with the ACandS Claimant Agreement will satisfy this requirement; (2) a verified statement that the Asbestos Claimant was exposed to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum has legal liability; (3) a claim form that will indicate the Asbestos Claimant's name, address, social security number, exposure date and diagnosis date; (4) proof that the Asbestos Claimant had filed a claim in a court of competent jurisdiction against Congoleum on or before the Effective Date (as defined below); and (5) a release in the form of Appendix B hereto or another form acceptable to Congoleum (collectively "Claim Documentation"). Asbestos Claimants should note that if they were qualified under the ACandS Claimant Agreement as a Non-Malignant Participating Category D Claimant, reliance on the submission in connection with the ACandS Claimant Agreement will mean qualification here as a Level 1 Non-Malignant disease category pursuant to the attached Compensable Disease Matrix.


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

            3. If the Asbestos Claimant's claim was first filed after January 13, 2003, the Asbestos Claimant shall submit a sworn affidavit or other evidence satisfactory to the Claims Reviewer in order to satisfy the requirements of I.B.2.(2).

      C. A claims reviewer (the "Claims Reviewer") shall review the Claim Documentation provided by an Asbestos Claimant and shall notify the Collateral Trustee (as defined below) in writing that a particular Asbestos Claimant has satisfied the Claim Documentation requirements. The Claims Reviewer shall provide Congoleum and Claimants' Counsel with a copy of any such notices provided to the Collateral Trustee. The initial Claims Reviewer shall be the Kenesis Group. Should the Claims Reviewer identify deficiencies in the Claim Documentation submitted by an Asbestos Claimant, the Claims Reviewer shall notify Claimants' Counsel of such deficiencies. Any Asbestos Claimant who is subject to a notice of Claim Documentation deficiency shall have a period of sixty (60) days from the date of mailing of notice of deficiency to remedy such deficiencies. The Claims Reviewer and the Asbestos Claimant shall confer in good faith for fifteen (15) days in order to resolve such deficiencies. If the deficiencies identified by the Claims Reviewer are not remedied within the fifteen (15) day meet and confer period, such Asbestos Claimant will not become a Participating Asbestos Claimant and such Asbestos Claimant will be allowed to withdraw its claim.

      D. Any Asbestos Claimant may appeal a disallowance pursuant to Section I.C. by having the court in which the claim is pending determine on summary judgment basis whether the documentation satisfies the standards of allowance, and no appeal of the court's determination shall be allowed. Congoleum, Claimants' Counsel or the Plan Trustee may oppose the Asbestos Claimant's appeal.


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

      E. As to any Asbestos Claimant who submits Claim Documentation on or before May 20, 2003, the Claims Reviewer will mail any notice of deficiencies in Claim Documentation within forty (40) days after receipt of the Claims Documentation. As to any Asbestos Claimant who submits Claim Documentation after May 20, 2003, the Claims Reviewer will mail any notice of deficiencies in Claim Documentation within sixty (60) days after receipt of the Claims Documentation. If the Claims Reviewer does not mail notices of deficiencies within the time period set forth above to a particular Asbestos Claimant, that Asbestos Claimant's Claim Documentation shall be deemed satisfactory.

      F. Should the Claims Reviewer be unable or unwilling at any time to serve in the above-described capacity, Claimants' Counsel and Congoleum shall agree on an acceptable replacement. The Claims Reviewer shall provide periodic reports to Congoleum and Claimants' Counsel as they may reasonably request, at the expense of Congoleum.

      G. An Asbestos Claimant shall not qualify as a Participating Asbestos Claimant hereunder if the Asbestos Claimant's cause of action has been dismissed with prejudice by a court of competent jurisdiction on or before the Effective Date.

      H. Upon the Effective Date, a Participating Asbestos Claimant shall be deemed to have fully and finally liquidated, compromised and settled any and all of his or her Asbestos Claims in accordance with the terms of this Claimant Agreement.


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

II.   SECURED RIGHTS OF Participating ASBESTOS CLAIMANTS

      A. On the Effective Date of this Claimant Agreement, Congoleum shall grant to the collateral trustee of the Collateral Trust (the "Collateral Trustee") for the benefit of each Participating Asbestos Claimant, a security interest (the "Security Interest") in the Collateral (as defined in the Security Agreement), as provided in and subject to the terms and conditions of the Security Agreement.

      B. The Security Interest shall secure an amount equal to seventy-five percent (75%) of the aggregate of all Participating Asbestos Claimants' Settlement Amounts (the "Secured Amount") as provided in the Collateral Trust Agreement and the Security Agreement. Congoleum's obligation to pay each Participating Asbestos Claimant its pro rata share of the Secured Amount shall be referred to herein as the "Secured Asbestos Claims."

      C. Until all of the Secured Asbestos Claims for all Participating Asbestos Claimants are paid in full, Congoleum shall evaluate, bring, prosecute, litigate, defend and settle any claim against its insurers to obtain Insurance Proceeds. Congoleum shall consult with Claimants' Counsel in order to retain a mutually acceptable counsel to prosecute any claim against its insurers to obtain Insurance Proceeds. Congoleum agrees to obtain the consent of Claimants' Counsel prior to entering into settlement of any claim against its insurers to obtain Insurance Proceeds, which consent shall not be unreasonably withheld, conditioned or delayed.

III.  TRUST ACCOUNT FOR Insurance PROCEEDS

      A. Payment of Secured Asbestos Claims shall be made from the Collateral Trust in accordance with the provisions of Section IV below and in accordance with the Collateral Trust Agreement.


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

      B. Congoleum may qualify the Collateral Trust as a Qualified Settlement Fund, pursuant to Section 468B of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder ("QSF").

      C. It is the expectation of Congoleum and Participating Asbestos Claimants that the Secured Asbestos Claims shall be paid entirely out of the Insurance Proceeds (as defined in the Security Agreement). Until such time as the Secured Asbestos Claims have been paid in full, Congoleum shall direct that payment of all Insurance Proceeds be made to the Collateral Trust and, in the event Congoleum receives any Insurance Proceeds, Congoleum, no later than five (5) business days after its receipt of any Insurance Proceeds, shall remit such Insurance Proceeds to the Collateral Trust.

IV.   PAYMENT OF SECURED ASBESTOS CLAIMS

      A. The Collateral Trustee shall make payments to each Participating Asbestos Claimant up to the amount of such Participating Asbestos Claimant's Secured Asbestos Claim, by payment to the respective Claimants' Counsel for such Participating Asbestos Claimant, in accordance with the terms of the Collateral Trust Agreement.

      B. The portion of Congoleum's obligation to a Participating Asbestos Claimant to pay in excess of such Participating Asbestos Claimant's Secured Asbestos Claim shall constitute an unsecured claim (an "Unsecured Asbestos Claim"). Such an Unsecured Asbestos Claim shall be treated in accordance with the terms of a confirmed plan of reorganization in the event Congoleum files a chapter 11 case. If unpaid and if Congoleum does not commence a chapter 11 case within 24 months of the Effective Date, the Unsecured Asbestos Claim shall become immediately due and payable.


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

V.    LITIGATION MORATORIUM

      Congoleum and each Asbestos Claimant that has submitted the documents and information pursuant to Section I.B.1 agree to a 150-day litigation moratorium, commencing from the Effective Date, during which such Asbestos Claimant shall not pursue any lawsuit or other legal process with respect to any claim against Congoleum or any parent, subsidiary, distributor, or affiliate of Congoleum other than the claims process set forth in Section I above. Congoleum and each such Asbestos Claimant agree to toll all time-related affirmative defenses (including statute of limitation defenses) applicable to the respective Asbestos Claims during the period of the 150-day litigation moratorium.

VI.   PAYMENT TO CLAIMANTS COUNSEL

      Promptly on or as soon as practicable after the Effective Date of this Claimant Agreement, Congoleum will pay $1,000,000 to each Claimants' Counsel ("Expense Payments"). Expense Payments will be used by Claimants' Counsel to pay all out-of-pocket expenses, reasonable professionals' fees and expenses, and other costs that Claimants' Counsel may have incurred or may incur (i) in connection with the negotiation and implementation of this Claimant Agreement and the related Collateral Trust Agreement and Security Agreement, (ii) in connection with the negotiation of a possible "pre-packaged" chapter 11 plan of reorganization for Congoleum, and/or (iii) in connection with due diligence investigations related to a possible chapter 11 plan of reorganization.

VII.  CONSTRUCTION, ENTIRE AGREEMENT, DURATION

      A. This Claimant Agreement was negotiated between the parties hereto at arm's length, with each party receiving advice from independent legal counsel. It is the intent of the parties that no part of this Claimant Agreement be construed against any other party because of the identity of the drafter.


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

      B. This Claimant Agreement constitutes a single integrated written contract expressing the entire agreement among the parties hereto. This Claimant Agreement supersedes any prior understandings and agreements between or among the parties with respect to the subject matter of the Claimant Agreement. There are no representations, agreements, arrangements or understandings between or among the parties, oral or written, relating to the subject matter of this Claimant Agreement that are not fully expressed herein. Any statements, promises or inducements, whether made by any party or any agents of any party, that are not contained in this written Claimant Agreement shall not be valid or binding. The failure or invalidation of any provision of this Claimant Agreement shall not in any way affect the validity, or performance of any party pursuant to, any other provision of this Claimant Agreement.

      C. The effective date of this Claimant Agreement shall be the date on which the Claimant Agreement has been signed and delivered by Congoleum and Claimants' Counsel ("Effective Date"). This Claimant Agreement shall have perpetual existence and may not be enlarged, modified or altered except by a written agreement signed by Congoleum and Claimants' Counsel.

      D. The signatory who has executed this Claimant Agreement on behalf of Congoleum expressly represents and warrants that he or she is fully authorized to sign on behalf of Congoleum for the purpose of duly binding Congoleum to this Claimant Agreement. The Claimant Agreement shall be binding upon the parties and their respective successors and assigns.


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

VIII. BANKRUPTCY OBLIGATIONS

      Congoleum shall incorporate substantially all of the material terms of this Claimant Agreement in any plan of reorganization that it may file or support in any chapter 11 case that Congoleum may commence as a debtor

IX.   AGREEMENT TO MEET AND CONFER

      To the extent any dispute arises over the application, interpretation or performance of this Claimant Agreement, Congoleum and Claimants' Counsel, on behalf of Participating Asbestos Claimants, agree to meet and confer for the purpose of attempting to resolve amicably any such dispute. To the extent any dispute cannot be resolved amicably by negotiation, Congoleum and Claimants' Counsel, on behalf of the Participating Asbestos Claimants, agree that they shall attempt to agree on an alternative dispute resolution mechanism before initiating any lawsuit; provided, however, that nothing contained herein shall obligate either Congoleum or Claimants' Counsel to agree to any alternative dispute resolution mechanism.

X.    NOTICES

      All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes (if mailed) three (3) calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one (1) business day after being delivered to such courier, or (if delivered in person or via facsimile with faxed confirmation) the same day as delivery if delivered on a business day before 4:30 p.m. EST or EDT (as applicable) or if not so delivered, on the next succeeding business day, except with respect to notices issued to the Collateral Trustee, such notices shall be deemed received on the date actually received by the Collateral Trustee. Notice to the Claimants' Counsel shall be deemed notice to each Asbestos Claimant. Notices shall be addressed as follows:


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

Congoleum:

Roger Marcus
Congoleum Corporation
3500 Quakerbridge Road
P.O. Box 3127
Mercerville, NJ 08619
(609) 584-3000 - Telephone No.
(609) 584-3685 - Facsimile No.

With copies to:

Bette Orr, Esq.
Gilbert, Heintz & Randolph LLP
1100 New York Avenue
7th Floor
Washington, DC 20005
(202) 772-2200 - Telephone No.
(202) 772-3333 - Facsimile No.

Norman L. Pernick, Esq.
Saul Ewing LLP
222 Delaware Avenue
Suite 1200
Wilmington, DE 19899
(302) 421-6800 - Telephone No.
(302) 421-6813 - Facsimile No.

Mark Chehi, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
(302) 651-3000 - Telephone No.
(302) 651-3001 - Facsimile No.


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

Collateral Trustee:

Arthur Pergament
Pergament Advisors
950 Third Avenue, 3rd Floor
New York, NY 10022
(212) 754-7913
(212) 994-6229

Claimants' Counsel:

Perry Weitz, Esq.
Weitz & Luxenberg
180 Maiden Lane
New York, NY 10038
(212) 558-5500 - Telephone No.
(212) 344-5461 - Facsimile No.

Joseph F. Rice, Esq.
28 Bridgeside Boulevard
P.O. Box 1792
Mt. Pleasant, SC 29464
(843) 216-9000 - Telephone No.
(843) 216-9290 - Facsimile No.

XI.   GOVERNING LAW

      All disputes concerning the validity, interpretation and application of the Claimant Agreement or the Appendices hereto, or any provision thereof, and disputes concerning issues within the scope of the Claimant Agreement shall be determined in accordance with the law of the State of Delaware, excluding any conflict of law provisions.

XII.  MISCELLANEOUS

      A. Each party shall take such steps and shall execute such documents as reasonably may be necessary or proper to effectuate the purpose and intent of this Claimant Agreement.


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

      B. This Claimant Agreement shall be executed in duplicate originals and signed by or on behalf of the parties hereto.

      C. This Claimant Agreement may be executed in any number of counterparts. Each of such counterparts for all purposes shall be deemed to be an original, and all such counterparts together shall constitute but one and the same Claimant Agreement.


           IN WITNESS WHEREOF, the parties have caused this Claimant Agreement to be duly executed this 10th day of April 2003.


                                   CONGOLEUM CORPORATION

                                    By /s/ Howard N. Feist III
                                       -------------------------

                                    Title  CFO
                                          ----------------------


                                    PARTICIPATING ASBESTOS CLAIMANTS

                                    By Claimants' Counsel

                                       /s/ Perry Weitz
                                    ----------------------------
                                           Perry Weitz, Esq.

                                       /s/ Joseph F. Rice
                                    ----------------------------
                                           Joseph F. Rice, Esq.


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